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                                                                    EXHIBIT 10.2

                            NON-COMPETITION AGREEMENT

     This Non-Competition Agreement ("Non-Competition Agreement"), dated as of January 22, 2007, is made by and among 1st Bank, Glacier Bancorp, Inc. ("GBCI"), and the undersigned, each of whom is a non-employee director of North Side. This Non-Competition Agreement takes effect on the effective date of the proposed Merger (the "Effective Date") referenced below.

                                    RECITALS

A. North Side State Bank of Rock Springs, Wyo. ("North Side") has entered into a Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, with GBCI and 1st Bank. Pursuant to the terms of the Merger Agreement, North Side will merge with and into 1st Bank (the "Combined Bank"), a wholly-owned subsidiary of GBCI (the "Merger").

B. The parties to this Non-Competition Agreement believe that the future success and profitability of GBCI and the Combined Bank following the Merger require that existing non-employee directors of North Side (the "Directors") not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Merger and/or termination of the Director's status as a director of the Combined Bank.

                                    AGREEMENT

     In consideration of the parties' performance under the Merger Agreement, the Directors agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition Agreement:

     a. Competing Business. "Competing Business" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with the Combined Bank or any of GBCI's bank subsidiaries or affiliates.

     b.   Covered Area. "Covered Area" means Sweetwater County, Wyoming.

     c. Term. "Term" means the period of time beginning on the Effective Date and ending on the later of (i) two (2) years after the Effective Date or (ii) one year following termination of a Director's service on the Board of Directors of the Combined Bank.

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2.   PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 5 or 6, during the Term no Director may become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business; provided, however, nothing in this Non-Competition Agreement prevents a Director from becoming involved in a Competing Business in a representative capacity in an area of expertise other than banking (i.e. as an attorney or accountant).

3. NO SOLICITATION. During the Term, no Director may, directly or indirectly, solicit or attempt to solicit (a) any employees of the Combined Bank or any of GBCI's bank subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Combined Bank or GBCI's subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, the Directors will not disclose any confidential information of the Combined Bank, GBCI or GBCI's subsidiaries or affiliates obtained by such person except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a financial institution that has no operations in the Covered Area.

6. PASSIVE INTEREST. Notwithstanding anything to the contrary contained herein, nothing in this Non-Competition Agreement will prevent a Director from owning 5% or less of any class of security of a Competing Business.

7. REMEDIES. Any breach of this Non-Competition Agreement by a Director will entitle the Combined Bank and/or GBCI, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

8. GOVERNING LAW, VENUE AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Wyoming. The parties must bring any legal proceeding arising out of this Non-Competition Agreement in Uinta County, Wyoming. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

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9.   INDIVIDUAL OBLIGATIONS. The obligations of each of the Directors under this
     Non-Competition Agreement are intended to be several and not joint.

10. COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

This Director Non-Competition Agreement is executed as of January 22, 2007.

GLACIER BANCORP, INC.                   1ST BANK


By                                      By
   ----------------------------------      -------------------------------------
   Michael J. Blodnick                     Michael Seppala
   President & Chief Executive             President
   Officer

DIRECTORS:


-------------------------------------   ----------------------------------------
Peter R. Arambel                        Michael F. Chadey


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Christian N. Bunning                    Kerry W. Richards


-------------------------------------   ----------------------------------------
John R. Bunning                         Robert A. Zueck